Exhibit 99.20

Exhibit D
List of Subsidiaries

EXHIBIT “D”

LIST OF THE SUBSIDIARIES

Name of this Subsidiary	Subscribed and paid up corporate capital	Percentages of corporate capital held by the Company	Corporate capital held by Arcotronics	Any other third person holding percentages of corporate capital

Arcotronics Holding UK Ltd (UK)	GBP 4,480,000	100%	GBP 4,480,000	None

Arcotronics Ltd (UK)	GBP 3,029,000	100%	GBP 3,029,000	None

Arcotronics France s.a.r.l. (France)	710,000 Euro	100%	710,000 Euro	None

Arcotronics Industries S.p.A. (Italy)	1,980,000 Euro	100%	1,980,000 Euro	None

Arcotronics Bauelemente GmbH (Germany)	Euro 997,019	100%	Euro 997,019	None

Shanghai Arcotronics C&M Ltd. (China)	US $ 4,000,000.00 (US $1,920,000 in cash + US$ 2,080,000 in equipment)	90%	90%	• Dura Tech LLC (Delaware USA) with a 5% quota • Hsu Yee Man Yvonne (Hong Kong) with a 5% quota

Arcotronics Fuel Cells S.r.l. (Italy)	495,000 Euro	80%	396,000 Euro

•   D’Anzi with a quota of Euro 48,000 (9,7%)

•   Zamboni with a quota of Euro 36,000 (7,2%)

•   Caramelli with a quota of Euro 5,000 (1,01%)

•   Marti with a quota of Euro 5,000 (1,01%)

•   Salviato with a quota of Euro 5,000 (1,01%)

Arcotronics America Inc. (USA)	US$ 670,000	100%	US$ 670,000	None

Arcotronics Inc. (USA)	US$ 100,000	100%	US$ 100,000	None

Arcotronics Technologies S.r.l. (Italy)	600,000 Euro	100%	600,000 Euro	None

Arcotronics Hightech S.r.l. (Italy)	500,000 Euro	100%	500,000 Euro	None

Arcotronics Bulgaria AD (Bulgaria)	1,612,000 Lev	100%	1,612,000 Lev	None